UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 9, 2010

DIGIRAD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50789	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13950 Stowe Drive

Poway, California 92064

(Address of principal executive offices, including zip code)

(858) 726-1600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 16, 2010, Digirad Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) to report the granting of restricted stock units (“RSUs”) to the Company’s named executive officers. Due to a clerical error, it was incorrectly reported that the RSUs would include a deferred settlement feature, such that any RSUs that vested would not be settled and the shares of the Company’s common stock subject thereto would not be issued to the named executive officer until the fifth anniversary of the grant date. Instead, the RSUs do not include a deferred settlement feature, and each RSU represents the right to receive a share of the Company’s common stock as soon as practicable after the RSU vests, and in no event later than the tenth (10th) business day following the applicable vesting date. This amendment is being filed solely to amend the Original Form 8-K to clarify the foregoing clerical error and to replace Exhibit 10.1 to the Original Form 8-K with the Exhibit 10.1 hereto. Except as otherwise noted, the Original Form 8-K is unaltered hereby.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.01	Form of Restricted Stock Unit Agreement entered into between Digirad Corporation and certain named executive officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIRAD CORPORATION

By:	/s/ RICHARD SLANSKY
Richard Slansky, Chief Financial Officer

Date: February 18, 2010